UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 18, 2006
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-17521	86-0619668
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On March 24, 2006, Zila, Inc. (the “Company”), certain of its domestic subsidiaries (together with the Company, the “Borrowers”) and Black Diamond Commercial Finance, L.L.C. (“BDCF”), the initial lender and administrative agent, entered into a $40 million credit facility (the “Credit Agreement”). The Credit Agreement was amended on June 6, 2006 and on August 4, 2006. On August 18, 2006, the Borrowers entered into a Third Amendment to Credit Agreement and Waiver (the “Third Amendment”). Among other things, the Third Amendment: (i) reduced the minimum unrestricted balance of cash and Cash Equivalents (as defined in the Credit Agreement) required to be held by Borrowers at the end of each week; (ii) allowed for prepayment of indebtedness if such prepayment is in conjunction with the Stock Purchase Agreement by and between NBTY, Inc. (“NBTY”) and the Company dated as of August 13, 2006 (the “Stock Purchase Agreement”); (iii) added as an Event of Default (as defined in the Credit Agreement) termination of the Stock Purchase Agreement on or before October 31, 2006; and (iv) waived the requirement to comply with the minimum unrestricted cash covenant for the week ended August 11, 2006.
     On August 13, 2006, the Company entered into the Stock Purchase Agreement to sell its Nutraceuticals Business Unit to NBTY for a purchase price of $37.5 million in cash (subject to a working capital adjustment and the retirement by ZILA of approximately $2.7 million of debt) plus up to an additional $3 million in cash contingent upon the performance of such division during the one-year period after the closing (the “Disposition”). The Disposition constitutes the sale of the Company’s nutritional supplements and cosmetics business, including its Ester-C® and Ester-E® product forms. In accordance with the Stock Purchase Agreement, the Company will sell all the issued and outstanding shares of common stock in its wholly-owned subsidiary, Zila Nutraceuticals, Inc. to NBTY.
     This description of select terms of the Third Amendment set forth in this Item 1.01 is not intended to be a full summary and is qualified in its entirety by reference to the text of the Third Amendment, a copy of which is incorporated by reference herein as Exhibit 10.1.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 is hereby incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement and Waiver dated August 18, 2006 by and among Zila, Inc., Zila Technical, Inc., Zila Biotechnology, Inc., Zila Nutraceuticals, Inc., Zila Pharmaceuticals, Inc., and Zila Swab Technologies, Inc. and Black Diamond Commercial Finance, L.L.C.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.
Dated: August 24, 2006	By:	/s/ Andrew A. Stevens
Andrew A. Stevens
Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement and Waiver dated August 18, 2006 by and among Zila, Inc., Zila Technical, Inc., Zila Biotechnology, Inc., Zila Nutraceuticals, Inc., Zila Pharmaceuticals, Inc., and Zila Swab Technologies, Inc. and Black Diamond Commercial Finance, L.L.C.